Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-148663, Form S-8 No. 333-142963, Form S-8 No. 333-119616, Form S-8 No. 333-160535 and Form S-8 No. 333-168123) of GigaMedia Limited of our report dated April 30, 2013, on the consolidated financial statements and internal control over financial reporting of GigaMedia Limited, which appears on pages F-1 and F-2 in this annual report on Form 20-F for the year ended December 31, 2012.

/s/ GHP Horwath, P.C.

Denver, Colorado
April 30, 2013

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